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                                                               Exhibit 23.2
                                                               ------------




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Analog Devices, Inc. pertaining to the Analog Devices, Inc. 1994 Director Option Plan of our report dated December 2, 1997, with respect to the consolidated financial statements of Analog Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 1, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                               ERNST & YOUNG LLP



Boston, Massachusetts
March 6, 1998